Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE OF STOCK

This Agreement for Purchase and Sale of Stock (“Agreement”) is made as of June 20, 2008 by and among Nazar Haidri, M.D. (“Seller”), an individual with a principal address of 2333 Morris Avenue Union, New Jersey, and Modern Medical Modalities Corporation (“MMMC” or “Buyer”), a New Jersey corporation with a principal business address of 439 Chestnut Street, Union, New Jersey.

1. Sale and Transfer of Stock. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, the stock (“Stock”) of Seller related to Seller’s business share in Union Imaging Associates, Inc.

2. Consideration From Buyer at Closing. As full payment for the transfer of the Stock to Buyer, at the closing (“Closing”) of the sale of Stock, Buyer shall deliver to Seller a stock certificate(s) in the name of Seller, or its assigns, representing 150,000 shares of MMMC common stock and $36,000 paid equally over 18 months with the first payment beginning 30 days from closing date, which represents the “Purchase Price”.

3. Seller Stock Put Option. If the average price of the Common Stock is less than $0.30 for any consecutive 20 day period during the first 90 day period commencing at the end of the fifteenth month subsequence to the date of this Agreement, Dr. Haidri will have the right to put the Stock to Modern Medical Modalities Corporation for $45,000 or pro-ratable portion thereof, computed by multiplying the number of shares being put by the result of dividing $45,000 by 150,000 shares.

4. Piggy-Back Registration Rights. If the company completes a SB-2 registration during the stock holding period required under Rule 144, the Company will include the 300,000 shares delivered by the Buyer to the Seller in the SB-2 registration.

5. Assumption of Liabilities. It is expressly understood and agreed that Buyer shall not be liable for any of the obligations or liabilities of Seller of any kind and nature.

6. Taxes. Seller shall be responsible and shall pay all taxes of any kind or character relating to the Stock, if any. Furthermore, Seller shall be responsible for the payment of any transfer taxes of any kind or character arising from the sale and transfer of the Stock pursuant to this Agreement.

7. Representations and Warranties of Seller. Seller represents and warrants, that:

7.1 Debts, Obligations and Liabilities. Seller does not have any debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, related to or encumbering the Stock. The Seller has a $15,883.51 note payable balance due to MMMC relate to loans advanced to the Partners of Union Imaging Associates, Inc. This note payable will be forgiven by MMMC subject to execution of this contract.

7.2 Tax Returns Filed. Within the times and in the manner prescribed by law, Seller has filed all tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by Seller. Seller will provide Buyer with copies of all tax returns filed for the last three fiscal years if requested by Buyer.

Exhibit 10.1

7.3 Title to Stock. Seller has good and marketable title to the Stock and interests in the Stock, whether real, personal, mixed, tangible, or intangible, which constitute all the Stock and interests in the Stock that Seller is transferring to Buyer. The Stock is free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, covenants, conditions or restrictions, the lien of current taxes not yet due and payable and possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of the Stock.

7.4 Compliance with Laws. Seller has complied with, and is not in violation of, any statute, law or regulation affecting the Stock.

7.5 Litigation. There is not pending, and Seller is unaware of any threatened suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation, against or affecting the Stock.

7.6 Agreement Will Not Cause Breach or Violation. The consummation of the transaction contemplated by this Agreement will not result in or constitute any of the following: (1) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which Seller is a party or by which the Assets are bound; (2) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller related to the Stock; or (3) the creation or imposition of any lien, charge or encumbrance on the Stock.

7.7 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any governmental authorities or persons other than Seller are necessary in connection with it. The execution and delivery of this Agreement by Seller has been duly authorized by all necessary corporate action on the part of Seller.

7.8 Full Disclosure. None of the representations and warranties made by Seller in this Agreement, or made in any certificate or memorandum furnished or to be furnished by Seller, contains or will contain any untrue statement of a material fact, or omits to state a material fact, necessary to make the statements made not misleading. All representations and warranties of Seller included in this Agreement and in any written statements delivered to Buyer under this Agreement will be true and correct as of the Closing Date as if made on that date.

8. Indemnification and Survival of Representations and Warranties.

8.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants, agreements and undertakings of Seller set forth herein shall survive the Closing.

8.2 Indemnification by Seller. Seller shall indemnify, defend and hold harmless Buyer and its past and present officers, directors, affiliates, agents and representatives against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney’s fees, that Buyer shall incur or suffer that arise, result from or relate to any breach or inaccuracy of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement. Specifically, without limiting the foregoing, Seller shall be solely responsible for the payment of any sums incurred as a result of any claim made by a third party with respect to the Stock.

9. Cooperation in Securing Consents of Third Parties. Buyer will use its best efforts to assist Seller in obtaining the consent of all necessary persons and agencies to the assignment and transfer to Buyer of the Stock to be assigned and transferred under the terms of this Agreement.

Exhibit 10.1

10. Conditions Precedent to Buyer’s Performance. The obligations of Buyer to purchase the Stock under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below. Buyer may waive any or all of these conditions in whole or in part, provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any representation, warranty or covenant under this Agreement.

10.1 Accuracy of Seller’s Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties of Seller included in this Agreement or in any written statement that shall be delivered to Buyer under this Agreement shall be true on and as of the Closing Date as though made at that time.

10.2 Performance by Seller. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them, on or before the Closing Date.

10.3 Buyer’s Inspection. Buyer shall make, or cause to be made, such investigation as it deems necessary or advisable of the Stock. Buyer shall have the right to terminate this Agreement if, as a result of its investigation, it is not satisfied with any of its findings.

10.4 Due Approval. The execution and delivery of this Agreement by Seller and the performance of its covenants and obligations under it will be duly authorized by all necessary action by Seller and Buyer shall receive copies of all materials pertaining to that authorization, certified by Seller as true and correct.

11. Conditions Precedent to Seller’s Performance. The obligations of Seller to sell and transfer the Stock under this Agreement are subject to the satisfaction, at or before the Closing, of all of the following conditions. Seller may waive any or all of these conditions in whole or in part, however, no such waiver of a condition shall constitute a waiver by Seller of any of its rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties or covenants under this Agreement.

11.1 Accuracy of Buyer’s Representations and Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

11.2 Buyer’s Performance. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with or satisfy, before or at the Closing.

11.3 Buyer’s Approval. The Board of Directors of Buyer shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the Buyer’s obligations to be performed under this Agreement on or before the Closing Date.

11.4 Buyer’s Stock Value. At the Closing, Buyer shall deliver to Seller a stock certificate(s) in the name of the seller, or its assigns, representing 300,000 shares of MMMC common stock.

12. The Closing. The transfer of the Stock by Seller to Buyer shall take place on or before thirty days of the closing date, in Union, New Jersey or at such other time and place as the parties may agree to in writing (“Closing Date”).

12.1 Seller’s Obligations at Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a) a Bill of Sale, in the form attached hereto as Exhibit “A” pertaining to the Stock being transferred pursuant to the terms of this Agreement;

Exhibit 10.1

(b) a certificate executed by Seller certifying that all of Seller’s representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date; and

(c) tax clearances issued by all taxing authorities, if applicable.

Simultaneously, with the consummation of the transfer, Seller will put Buyer into full possession and enjoyment of the Stock to be conveyed and transferred pursuant to this Agreement.

Seller, at any time before the Closing Date, will execute, acknowledge and deliver any further deeds, assignments, conveyances, and other assurances, documents and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all Stock to be conveyed and transferred under this Agreement. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in its own name, for the benefit of Buyer, any claims, rights or benefits that are transferred to Buyer under this Agreement and that require prosecution or enforcement in Seller’s name.

12.2 Buyer’s Obligations at Closing. At the Closing, Buyer shall deliver or cause to be delivered to Seller :

(a) certificates representing the Shares as specified in paragraph 2;

(b) certified resolutions of Buyer’s board of directors authorizing the execution and performance of this Agreement and all actions to be taken by Buyer under this Agreement.

13. Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Seller. No party shall act unilaterally in this regard without the prior written approval of the other, however, this approval shall not be unreasonably withheld. This clause specifically excludes any required regulatory filings with the SEC by MMMC.

14. Expenses. Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, with the exception of all expenses incurred in transferring the Stock, removing liens, and obtaining all necessary government approvals for this transfer and sale, which expenses shall be borne solely by Seller.

15. Miscellaneous.

15.1 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of New Jersey, United States of America.

15.2 Venue and Arbitration. Any dispute between Buyer and Seller involving the interpretation of this Agreement or the obligations of a party to it shall be determined by binding arbitration in accordance with the arbitration rules of the American Arbitration Association in the County of Union, State of New Jersey, United States of America. The arbitrator shall have the authority to permit discovery upon request of a party. The cost of the arbitration shall be shared equally.

15.3 Notices. All notices, demands, requests, consents, approvals or other communications (“Notices”) given hereunder shall be in writing, and shall be given by personal delivery or by express mail, Federal Express, DHL or other similar form of recognized airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), or by telex or facsimile transmission (which forms of Notice shall be deemed delivered upon confirmed transmission), or by mailing in the mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the tenth (10th) business day following the date mailed). Notices shall be addressed as follows:

Exhibit 10.1

If to Seller, addressed to:	Nazar Haidri, M.D.
2333 Morris Avenue
Union, New Jersey, 07083

If to Buyer, addressed to:	Modern Medical Modalities Corporation
439 Chestnut Street
Union, New Jersey 07083

or to such other address as to which any party hereto may have notified the others in writing.

15.4 Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.5 Counterparts and Facsimiles. For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument.

15.6 Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and application of such provision to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

15.7 Entire Agreement; Modification. This Agreement, including the Exhibits hereto, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings related thereto. The parties hereto recognize and agree that no representations or warranties have been made except as set forth in this Agreement and the Exhibits hereto. This Agreement may be modified only by a written instrument signed by each of the parties.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement for Purchase and Sale of Stock to be executed as of the date first above written.

“BUYER”

Modern Medical Modalities, a New Jersey corporation

By:	/s/ Minesh Patel, Chief Operating Officer

“SELLER”

Nazar Haidri, M.D.

By:	/s/ Nazar Haidri, MD

Exhibit 10.1

EXHIBIT “A”

BILL OF SALE

1. Nazar Haidri, M.D., as an individual (hereinafter referred to as “Seller”), for good and valuable consideration, as designated in that certain Agreement For Purchase And Sale Of Stock (“the Agreement”) made and entered into ________, 2008 between the Seller and Modern Medical Modalities Corporation of New Jersey (hereinafter referred to as “Purchaser”), the receipt and sufficiency of which consideration is hereby acknowledged, hereby grants, sells, assigns, transfers, conveys and delivers to Purchaser, free and clear of all liens, claims, charges and encumbrances of any nature whatsoever, all of its right, title and interest in and to the Stock, as defined in the Agreement.

2. Seller shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by purchaser in order to effectively bargain, sell, assign transfer, convey to and vest in Purchaser all rights and title to the Stock as specified herein.

3. This Bill of Sale shall be subject to all the rights, obligations, terms and conditions of the Agreement.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed, the 20th day of June, 2008.

Nazar Haidri, M.D.

By:	/s/ Nazar Haidri, MD
Individually

Modern Medical Modalities Corporation

By:	/s/ Minesh Patel
Chief Operating Office